EXHIBIT 23.2


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                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Magic Software Enterprises Ltd.


        We hereby consent to the incorporation by reference, in the Registration Statement on Form S-8 of Magic Software Enterprises Ltd. (the "Company") relating to the registration of an additional 1,000,000 Ordinary Shares, par value NIS 0.1 per share, of the Company authorized for issuance under its 2000 Employee Stock Option Plan, of our report dated March 18, 2003, relating to the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2002, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 2002, which report appears in the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2002.

                                           /s/ KOST, FORER,GABBAY & KASIERER


                                           KOST, FORER, GABBAY & KASIERER
                                           Certified Public Accountants (Israel)


Tel Aviv, Israel
March 8, 2004


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